UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2022 (February 5, 2021)

The Music Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39985	85-3819449
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

900 W. Sunset Blvd #1500
Hollywood, CA 90069
(Address of Principal Executive Offices) (Zip Code)

(747) 203-7219

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	TMAC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	TMAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	TMAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

The Music Acquisition Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend and restate the Company’s audited balance sheet as of February 5, 2021 that had been filed with the Company’s Current Report on Form 8-K originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2021 (the “Original 8-K”). The audited balance sheet is being restated to (i) reflect the classification of all of the Company’s Class A common stock, par value $0.0001 per share (the “Public Shares”), as temporary equity in accordance with Accounting Standards Codification (“ASC”) 480-10-S99 and (ii) account for the Company’s outstanding warrants to purchase its Class A common stock sold in the Company’s Initial Public Offering and Private Placement as derivative liabilities. The Company had previously classified a portion of its Public Shares permanent equity. On December 6, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s audited balance sheet as of February 5, 2021 filed as Exhibit 99.1 to the Original 8-K should no longer be relied upon due to the aforementioned changes required to reclassify the Public Shares as temporary equity to align with ASC 480-10-S99. The Audit Committee of the Board of Directors of the Company and the Company’s independent accountants are in agreement with the matters disclosed in this Amendment. The correction of the aforementioned classification of the Public Shares as temporary equity is reflected in Exhibit 99.1 included with this Amendment. The above changes do not have any impact on its cash position and cash held in the trust account. The Company’s controls over financial reporting did not provide for the proper classification of the Public Shares within the Company’s financial statements. As such, this represented a material weakness in the Company’s internal controls in the Company’s other periodic filings with the SEC.

Except as described above, this Amendment does not amend, update or change any other disclosures in the Original 8-K. In addition, the information contained in this Amendment does not reflect events occurring after the filing of the Original 8-K and does not modify or update the disclosures therein, except as specifically identified above. Among other things, forward-looking statements made in the Original 8-K have not been revised to reflect events, results or developments that occurred or facts that became known to the Company after the date of the Original 8-K, other than as described herein, and such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Original 8-K.

Item 8.01. Other Events.

On February 5, 2021, The Music Acquisition Corporation, a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 23,000,000 units (the “Units”), which included the full exercise of the underwriters' option to purchase up to an additional 3,000,000 Units at the IPO price to cover over-allotments. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrants”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to the Company's registration statement on Form S-1 (File No. 333-252152). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $230,000,000.

As previously reported on a Current Report on Form 8-K of the Company filed on February 5, 2021, simultaneously with the consummation of the IPO, the Company completed a private placement of an aggregate of 6,600,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating total gross proceeds of $6,600,000 (the “Private Placement”).

A total of $230,000,000 of the net proceeds from the IPO and the Private Placement was deposited in a trust account established for the benefit of the Company's public stockholders. An audited balance sheet as of February 5, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Audited balance sheet.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2022

THE MUSIC ACQUISITION CORPORATION

By:	/s/ Neil Jacobson
	Name:	Neil Jacobson
	Title:	Chief Executive Officer

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